EXHIBIT 3.1


                            Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

1. NAME OF CORPORATION: TAX ENCOUNTERS, INC.

2. RESIDENT AGENT:
      Name of Resident Agent: The Corporation Trust Company of Nevada
      Street Address: One East First Street, Reno, Nevada 89501
3. SHARES:
      Number of shares with par value: 100,000,000 Par Value: $0.001
      Number of shares without par value:
4. GOVERNING BOARD: Shall be styled as Directors
    The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:
      Cindy Robison                 3157 E. Linden, Tuscon, AZ 85716
      Joel Watkins         3653 E. 2nd, #205, Tuscon, AZ 85716
5. PURPOSE: The purpose of the corporation shall be:
6. FURTHER MATTERS:
7. SIGNATURES OF INCORPORATORS:
   The names and addresses of the incorporators signing the articles:
         Candice Maerz                                Terrie L. Bates
         3225 N. Central Ave.                         3225 N. Central Ave.
         Phoenix, AZ 85012                            Phoenix, AZ 85012

         /s/ Candice Maerz                            /s/ Terrie L. Bates
         -----------------------                      ----------------------
         Signature                                    Signature

   State of Arizona County of Maricopa     State of Arizona County of Maricopa
   This instrument was acknowledged        This instrument was acknowledged
   before me on September 10, 1996,        before me on September 10, 1996,
   by Candice Maerz as                     by Terrie L. Bates as
   incorporator of TAX ENCOUNTERS, INC.    incorporator of TAX ENCOUNTERS, INC.

         /s/                                     /s/
         -----------------------                 -----------------------

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
         The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above name corporation.

         The Corporation Trust Company of Nevada By:

         /s/                                                     9/11/96
         ----------------------                               --------------
         Signature of Resident Agent                          Date